Exhibit 10.3

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“Amendment”), is made as of the 12th day of June, 2020 (“Effective Date”) by and between S&A P-12 PROPERTY LLC, a Delaware limited liability company (“Landlord”) and CARGURUS, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

Reference is hereby made to the following facts:

A.Landlord and Tenant are parties to that certain Lease dated December 19, 2019 (the “Existing Lease”) for 273,595 square feet on the tenth (10th) through twentieth (20th) floors of that certain building to be located at 1001 Boylston Street, Boston, Massachusetts (as more particularly described in the Existing Lease).  All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Existing Lease. The Existing Lease, as modified and amended by this Amendment, is referred to herein as the “Lease”.

B.In accordance with the provisions of Article 18 of the Existing Lease, Tenant has delivered an Adjustment Notice and exercised the Initial Premises Adjustment to contract the Premises by removing the tenth (10th) and eleventh (11th) floors of the Building from the Prime Premises (as defined in Section 18.1 of the Existing Lease, the “Adjustment Premises”). Accordingly, Landlord and Tenant have agreed to enter into this Amendment to confirm the exercise of the Initial Premises Adjustment and to otherwise modify and amend the Existing Lease, all in the manner hereinafter set forth.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the parties agree that the Lease is hereby amended as follows:

1.	Premises. The definition of “Premises” in Section 1.2 of the Existing Lease is hereby amended by deleting the reference to the number “10” and replacing said reference with the number “12”.
2.

Rentable Floor Area of the Premises.   The definition of “Rentable Floor Area of the Premises in Section 1.2 of the Existing Lease is hereby deleted in its entirety and replaced with “Agreed to be 225,428 square feet.”

3.

Annual Fixed Rent.  The rent table set forth in clause (a) of the definition of “Annual Fixed Rent” in Section 1.2 of the Existing Lease is hereby deleted in its entirety and replaced with the following:

Period of Time	Annual Fixed Rent	Monthly Fixed Rent
Commencement Date through the day immediately preceding the Fixed Rent Commencement Date	$0	$0
Fixed Rent Commencement Date though the end of Rent Year 1	$14,641,548.60*	$1,220,129.05
Rent Year 2	$14,934,605.00	$1,244,550.42
Rent Year 3	$15,227,661.40	$1,268,971.78
Rent Year 4	$15,520,717.80	$1,293,393.15
Rent Year 5	$15,813,774.20	$1,317,814.52
Rent Year 6	$16,106,830.60	$1,342,235.88
Rent Year 7	$16,399,887.00	$1,366,657.25
Rent Year 8	$16,692,943.40	$1,391,078.62
Rent Year 9	$16,985,999.80	$1,415,499.98
Rent Year 10	$17,279,056.20	$1,439,921.35
Rent Year 11	$17,572,112.60	$1,464,342.72
Rent Year 12	$17,865,169.00	$1,488,764.08
Rent Year 13	$18,158,225.40	$1,513,185.45
Rent Year 14	$18,451,281.80	$1,537,606.82
Rent Year 15	$18,744,338.20	$1,562,028.18

*Annualized

4.

Maximum Amount of Landlord’s Allowance.  The definition of “Maximum Amount of Landlord’s Allowance” in Section 1.2 of the Existing Lease is hereby amended by deleting the reference to “$35,567,350.00” and replacing said reference with “$36,305,640.00.”

5.

Parking.  Sections 10.1(a) and 10.1(c) of the Existing Lease are hereby amended by deleting all references to the number “ninety-one (91)” and replacing said references with the number “seventy-five (75)” in each instance.

6.	Outside Construction Commencement Date. Paragraph (ii) of Section II.C. of the Work Letter attached as Exhibit 2.1 of the Lease is hereby deleted in its entirely and replaced with the following:

“Notwithstanding the foregoing, if for any reason the Construction Commencement Date shall not have occurred on or before July 13, 2020 (the “Outside Construction Commencement Date”), then, as Tenant’s sole and exclusive remedy on account thereof, the Lease shall terminate effective on the date immediately following the Outside Construction Commencement Date. If this Lease so terminates as set forth in this paragraph, the Lease shall be null and void and of no further force and effect, and except as expressly and specifically set forth herein, the parties shall have no further liabilities, responsibilities or obligations hereunder.”

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7.

Scheduled Delivery Date.  Section II.D(i) of the Work Letter attached as Exhibit 2.1 of the Lease is hereby amended by deleting the reference to “March 15, 2022” and replacing said reference with “June 15, 2022”.

8.	Third Outside Delivery Date. Paragraph (iii) of Section II.D. of the Work Letter attached as Exhibit 2.1 of the Lease is hereby deleted in its entirely and replaced with the following:

“The “Third Outside Delivery Date” shall mean the Initial Third Outside Delivery Date, the First Extended Third Outside Delivery Date, or the Second Extended Outside Delivery Date, as applicable, in each case as the same shall be extended for delays arising out of or resulting from Force Majeure, such Force Majeure not to exceed ninety (90) days in the aggregate.  The “Initial Third Outside Delivery Date” shall mean the date one hundred eighty (180) days after the Scheduled Delivery Date.  The “First Extended Third Outside Delivery Date” shall mean the date which occurs thirty (30) days after the Initial Third Outside Delivery Date.  The “Second Extended Third Outside Delivery Date” shall mean the date which occurs thirty (30) days after the First Extended Third Outside Delivery Date.  Notwithstanding the foregoing, if for any reason the Delivery Date shall not have occurred on or before the Third Outside Delivery Date, then Tenant may elect, as its sole and exclusive remedy on account thereof, to terminate the Lease by giving Landlord a Termination Notice, which Termination Notice may be given not earlier than the Third Outside Delivery Date and not later than thirty (30) days following the Third Outside Delivery Date, with such termination to be effective on the date which is thirty (30) days after the delivery of such Termination Notice; provided however, Landlord shall have the right to vitiate Tenant’s said termination of the Lease if, by the thirtieth (30th) day immediately following delivery of Tenant’s Termination Notice, Landlord notifies Tenant that the Delivery Date has occurred.  If Tenant validly terminates the Lease in accordance with the foregoing provisions, the Lease shall be null and void and of no further force and effect, and except as expressly and specifically set forth herein, the parties shall have no further liabilities, responsibilities or obligations hereunder.

Without limiting the foregoing, Landlord may elect, in Landlord’s sole and absolute discretion, upon written notice delivered to Tenant not later than ten (10) days prior to the Initial Third Outside Delivery Date (the “First Outside Delivery Date Extension Notice”), to extend the Initial Third Outside Delivery Date to the First Extended Third Outside Delivery Date.  In addition, Landlord may elect, in Landlord’s sole and absolute discretion, upon written notice delivered to Tenant not later than ten (10) days prior to the First Extended Third Outside Delivery Date (the “Second Outside Delivery Date Extension Notice”), to extend the First Extended Third Outside Delivery Date to the Second Extended Third Outside Delivery Date.  In the event that Landlord delivers a First Outside Delivery Date Extension Notice, Landlord shall be obligated to pay to Tenant an additional

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tenant improvement allowance (the “Delivery Date Extension Allowance”) of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00). In the event that Landlord delivers a Second Outside Delivery Date Extension Notice, the amount of the Delivery Date Extension Allowance shall be increased by an additional Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00).  The Delivery Date Extension Allowance shall be payable to Tenant for Permitted Costs of Tenant’s Work in accordance with the terms and conditions of Section III below, after completion of Tenant’s Work and delivery to Landlord for the items required under Section III(E) in connection with the final Requisition.”

9.

Holdover Compensation.  Section VI.B of the Work Letter attached as Exhibit 2.1 of the Lease is hereby amended by deleting the reference to “the Scheduled Delivery Date” and replacing said reference with “March 15, 2022”.

10.

Additional Allowance.  Section II.F of the Work Letter attached as Exhibit 2.1 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.  All references in the Lease to Additional Allowance and Section II.F of the Work Letter attached as Exhibit 2.1 of the Lease are hereby deleted in their entirety and shall be of no further force or effect.

11.

Deleted and Inapplicable Lease Provisions.  The following sections and provisions of the Existing Lease are hereby deleted in the entirety, and shall be null and void, and of no further force or effect: Article XVIII of the Existing Lease and Pages 1 and 2 of Exhibit 1.2-1 attached to the Existing Lease.

12.

Miscellaneous.  Tenant hereby represents and warrants to Landlord that the execution and delivery of this Amendment by Tenant has been duly authorized by all requisite corporate action, and Landlord hereby represents and warrants to Tenant that the execution and delivery of this Amendment by Landlord has been duly authorized by all requisite limited liability company action. This Amendment shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant each shall have executed and delivered a fully executed copy of this Amendment to the other.  Except as expressly and specifically set forth in this Amendment, the Existing Lease is hereby ratified and confirmed, and all of the terms, covenants, agreements and provisions of the Existing Lease shall remain unaltered and unmodified and in full force and effect.

13.

Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument.  This Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.  Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Signature Page Follows]

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EXECUTED as an instrument under seal as of the date first above-written.

LANDLORD:

S&A P-12 PROPERTY LLC, a Delaware
limited liability company

By: P-12 Vertical Investment LLC, a
Delaware limited liability company, its
Manager

By: J-S P-12 MANAGING MEMBER LLC,
a Delaware limited liability company, its
Managing Member

By: S&A P-12 HOLDINGS LLC, a
Delaware limited liability company, its
Managing Member

By: S&A GP LLC, a Massachusetts limited
liability company, its Manager

By:	/s/ Steven B. Samuels
Name:	Steven B. Samuels
Title:	Manager
Hereunto duly authorized

TENANT:

CARGURUS, INC.,
a Delaware corporation

By:	/s/ Jason Trevisan
	Name:	Jason Trevisan
	Title:	CFO
Hereunto duly authorized

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